UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

POST QUALIFICATION AMENDMENT #1

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

WEB3 Corporation

(Exact name of issuer as specified in its charter)

Florida

(State or other jurisdiction of incorporation or organization)

6901 TPC Dr.,

Suite 200

Orlando, FL 32822

Telephone: 407-374-1607

(Address, including zip code, and telephone number,

including area code, of issuers principal executive office)

7371	92-0586004
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

WEB3 Corporation

Maximum combined offering of $2,000,000 consisting of 1,000,000 Shares of Class “A” Common Stock

Web3 Corporation. (“Web3,” or the “Company”) is offering a combined maximum amount of $2,000,000 of Class “A” Common Stock (“Stock” or “Shares on a “no minimum/best efforts” basis (the “Offering”). The Offering will terminate on the earlier of 12 months from the date this Offering Circular is re-qualified for sale by the Securities Exchange Commission (“SEC”) (which date may be extended for an additional 90 days in our sole discretion) or the date when all Shares have been sold. This Offering is a fixed price offering of 1,000,000 shares of Class “A” common stock at the fixed price of $2.00 per share. There is currently no trading market for the shares to be sold in this Offering and there will not be a trading market for such shares upon qualification of this Offering. This Offering is being made directly by the Company and is not currently being offered through an underwriter or broker dealer. As a result, the Company does not anticipate incurring or paying any sales commissions to any third parties for the sale of this Offering.

Web 3 Corporation is a digital and artificial intelligence technology company that provides technology and related services to businesses to enable them to grow and manage their business more effectively through digital technology, streaming media and artificial intelligence. The Company deploys the technology and services for their own subsidiary companies in targeted industries, as well as to third party client companies.

The Company currently has two subsidiary companies:

Celebrity Cigars (“Cigars”) is a cigar lifestyle media, branding and products company that combines tradition with cutting-edge technology to redefine the cigar lifestyle and experience. Cigars has a basket of diverse offerings which include a feature-rich super app, private labeled manufacturing for personalized selections, a 24/7 streaming cigar channel (CigarTV) for continuous engagement, and exclusive cigar merchandise for consumers.

TestDrive Live (“TDL”) is a streaming media company offering a unique distribution platform for retail consumer products, per a 24/7 Livestream Shopping Channel or (LSS), also known as eCommerce, live shopping, live selling, where the customer can make purchases in real-time while a video and host reviewing and demonstrating products is streaming live. The benefits include increased visibility and brand reach, inspiring impulse buying and repeat sales, the opportunity to attract new customers, building long-term brand loyalty, providing a better customer experience and digitalized brick and mortar experience.

This Offering is being conducted on a “best efforts” basis, with no minimum. The following illustrates certain important information regarding the sale of this Offering.

	Price to public	Underwriting discount or commissions	Proceeds to Issuer	Proceeds to other persons
Per Share/Unit	$2.00	$0	$2.00	$0
Total Minimum	$0	$0	$0	$0
Total Maximum	$2,000,000	$0	$2,000,000	$0

For further information about the Stock being sold in this Offering please see the section named The Offering on page 3 below and the section named Terms of the Offering on page 10 below.

This Offering is a highly speculative investment and involves a high degree of risk. As a result, this Offering should only be considered by persons who can afford to lose their entire investment.

FOR MORE INFORMATION ABOUT THE RISKS ASSOCIATED WITH THIS OFFERING, PLEASE REVIEW THE “RISK FACTORS” ON PAGES 4 THROUGH 8 OF BELOW.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFEREED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”), NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

ITEM 2. TABLE OF CONTENTS

i

This summary highlights information contained elsewhere in this Offering Circular and is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to Web3 Corporation.

SUMMARY

This summary highlights information contained elsewhere in this offering circular. This summary does not contain all of the information that you should consider before deciding whether to invest in the Shares or Redeemable Preferred Stock. You should carefully read this entire offering circular, including the information under the heading “Risk Factors” and all information included in this offering circular.

Issuer.

Web3, Corporation was incorporated under the original name Stirling Bridge Group, Inc. on October 3, 2022, in Florida and is based in Orlando, Fl. In May 2023, we acquired all of the assets of Web3 Corporation and changed our name from Stirling Bridge Group, Inc. to Web3 Corporation at that time. Our principal executive offices are located at 6901 TPC Suite #200, Orlando, Fl. 32822.

Web 3 Corporation is a digital and artificial intelligence technology company that provides technology and related services to businesses to enable them to grow and manage their business more effectively through digital technology, streaming media and artificial intelligence. The Company deploys the technology and services for their own subsidiary companies in targeted industries, as well as to third party client companies.

The Company currently has two subsidiary companies:

Celebrity Cigars (“Cigars”) is a cigar lifestyle media, branding and products company that combines tradition with cutting-edge technology to redefine the cigar lifestyle and experience. Cigars has a basket of diverse offerings which include a feature-rich super app, private labeled manufacturing for personalized selections, a 24/7 streaming cigar channel (CigarTV) for continuous engagement, and exclusive cigar merchandise for consumers.

TestDrive Live (“TDL”) is a streaming media company offering a unique distribution platform for retail consumer products, per a 24/7 Livestream Shopping Channel or (LSS), also known as eCommerce, live shopping, live selling, where the customer can make purchases in real-time while a video and host reviewing and demonstrating products is streaming live. The benefits include increased visibility and brand reach, inspiring impulse buying and repeat sales, the opportunity to attract new customers, building long-term brand loyalty, providing a better customer experience and digitalized brick and mortar experience.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company has irrevocably elected to avail itself of this exemption from new or revised accounting standards, and, therefore, will not be subject to the same new or revised accounting standards as public companies that are not emerging growth companies.

We are an “emerging growth company”, as defined in the JOBS Act, and, for so long as we are an emerging growth company, are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to:

●	Not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	Not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors’ report providing additional information about the audit and the financial statements;

●	Reduced disclosure obligations regarding executive compensation; and

●	Exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may remain an “emerging growth company” until as late as the fiscal year-end following the fifth anniversary of the completion of our IPO, though we may cease to be an emerging growth company earlier under certain circumstances, including if (a) we have more than $1.07 billion in annual revenue in any fiscal year, (b) the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 or (c) we issue more than $1.0 billion of non-convertible debt over a three-year period.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

Intellectual Property

REGULATION A+

We are offering our Shares and Shares pursuant to recently adopted rules by the SEC mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer of up to $75 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we will be required to publicly file annual, semiannual, and current event reports with the SEC after the qualification of the offering statement of which this Offering Circular is a part.

THE OFFERING

Class “A” Common Stock	We are offering up to 1,000,000 shares of Class “A” Common Stock at an initial price of $ 2.00 per share.

Use of Proceeds	We estimate that the net proceeds we will receive from this offering will be approximately $2,000,000 if all Shares are sold.

We plan to use substantially all of the net proceeds from this offering to continue to develop our technology, grow our business and for working capital.

Liquidity	This is a Tier 2, Regulation A offering where the offered securities will not be listed on a registered national securities exchange upon qualification. This offering is being conducted pursuant to an exemption from registration under Regulation A of the Securities Act of 1933, as amended. After qualification, we may apply for these qualified securities to be eligible for quotation on an alternative trading system or over the counter market, if we determine that such market is appropriate given the structure of the Company and our business objectives. There is no guarantee that the Shares will be publicly listed or quoted or that a market will develop for them. Please review carefully “Risk Factors” for more information.

Risk Factors	An investment in the Shares involves certain risks. You should carefully consider the risks above, as well as other risks described under “Risk Factors” in this offering circular before making an investment decision.

RISK FACTORS

Investing in our Shares involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth or incorporated by reference in this Offering Circular, including, but not limited to, the consolidated financial statements and the related notes, before making a decision to buy our securities. If any of the following risks actually occurs, our business could be harmed.

RISK FACTORS REGARDING OUR COMPANY AND BUSINESS

Investments in small businesses and start-up companies are often risky.

Small businesses may depend heavily upon a single customer, supplier, or employee whose departure would seriously damage the company’s profitability. The demand for the Company’s product may be seasonal or be impacted by the overall economy, or the company could face other risks that are specific to its industry or type of business. The Company may also have a hard time competing against larger companies who can negotiate for better prices from suppliers, produce goods and services on a large scale more economically, or take advantage of bigger marketing budgets. Furthermore, a small business could face risks from lawsuits, governmental regulations, and other potential impediments to growth.

The Company has no operating history.

The Company is still in an early phase and is just beginning to implement its business plan. There can be no assurance that it will ever operate profitably. The likelihood of its success should be considered in light of the problems, expenses, difficulties, complications, and delays usually encountered by companies in their early stages of development, with low barriers to entry. The Company may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties.

The Company may need additional capital, which may not be available.

The Company may require funds in excess of its existing cash resources to fund operating deficits, develop new products or services, establish, and expand its marketing capabilities, and finance general and administrative activities. Due to market conditions at the time the Company may need additional funding, or due to its financial condition at that time, it is possible that the Company will be unable to obtain additional funding as and when it needs it. If the Company is unable to obtain additional funding, it may not be able to repay debts when they are due and payable. If the Company is able to obtain capital, it may be on unfavorable terms or terms which excessively dilute then-existing equity holders. If the Company is unable to obtain additional funding as and when needed, it could be forced to delay its development, marketing, and expansion efforts and, if it continues to experience losses, potentially cease operations.

The Company’s management has broad discretion in how the Company use the net proceeds of an offering.

The Company’s management will have considerable discretion over the use of proceeds from their offering. You may not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

The Company may not be able to manage its potential growth.

For the Company to succeed, it needs to experience significant expansion. There can be no assurance that it will achieve this expansion. This expansion, if accomplished, may place a significant strain on the Company’s management, operational and financial resources. To manage any material growth, the Company will be required to implement operational and financial systems, procedures and controls. It also will be required to expand its finance, administrative and operations staff. There can be no assurance that the Company’s current and planned personnel, systems, procedures and controls will be adequate to support its future operations at any increased level. The Company’s failure to manage growth effectively could have a material adverse effect on its business, results of operations and financial condition.

The Company faces significant competition

Digital technology companies, including live stream media, shopping and merchandising companies operate in a highly competitive industry with a significant number of competitors and technology that continues to evolve. Launching and building a live stream shopping channel or network is capital intensive and typically requires a substantial amount of capital to build and bring a new company to market. There can be no assurance the Company will ever be able to attain a competitive market position for its products and services. If the Company is not able to charge the prices it anticipates charging for its services, there may be a material adverse effect on the Company’s results of operations and financial condition. In addition, while the Company believes it is well-positioned to be the market leader in its industry, the emergence of one of its existing or future competitors as a market leader may limit the Company’s ability to achieve national brand recognition, which could also have a material adverse effect on the Company’s results of operations and financial condition.

The Company’s growth relies on market acceptance.

While the Company believes that there will be significant customer demand for its products/services, there is no assurance that there will be broad market acceptance of the Company’s offerings. Historically, live stream shopping offered minimal human interaction. There also may not be broad market acceptance of the Company’s offerings if its competitors offer products/services which are preferred by prospective customers. In such event, there may be a material adverse effect on the Company’s results of operations and financial condition, and the Company may not be able to achieve its goals.

The Company’s founders, directors and executive officers own or control a majority of the Company.

Additionally, the holdings of the Company’s directors and executive officers may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional interest in the Company. The interests of such persons may differ from the interests of the Company’s other stockholders, including purchasers of securities in the offering. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders, including purchasers in the offering, may vote, including the following actions:

1.	to elect or defeat the election of the Company’s directors;

2.	to amend or prevent amendment of the Company’s Certificate of Incorporation or By-laws;

3.	to effect or prevent a merger, sale of assets or other corporate transaction; and

4.	to control the outcome of any other matter submitted to the Company’s stockholders for vote.

Such persons’ ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce the Company’s stock price or prevent the Company’s stockholders from realizing a premium over the Company’s stock price.

We conduct our operations so that we avail ourselves of any and all applicable statutory exclusions of the Investment Company Act of 1940. Because registration as an investment company would significantly affect our ability to engage in certain transactions or be structured in the manner we currently are, we intend to conduct our business so that we will continue to satisfy the requirements to avoid regulation as an investment company. If we do not meet these requirements, we could be forced to alter our investment portfolio by selling or otherwise disposing of a substantial portion of the assets that do not satisfy the applicable requirements or by acquiring a significant position in assets that are qualifying interests. Any such investments may not represent an optimum use of capital when compared to the available investments we target pursuant to our investment strategy and present additional risks to us. We continue to analyze our investments and may make certain investments when and if required for compliance purposes. Altering our portfolio in this manner may have an adverse effect on our investments if we are forced to dispose of or acquired assets in an unfavorable market.

If it were established that we were an unregistered investment company, there would be a risk that we would be subject to monetary penalties and injunctive relief in an action brought by the SEC, that we would be unable to enforce contracts with third parties, that third parties could seek to obtain rescission of transactions undertaken during the period it was established that we were an unregistered investment company. In order to comply with provisions that allow us to avoid the consequences of registration under the Investment Company Act, we may need to forego otherwise attractive opportunities and limit the manner in which we conduct our operations. Therefore, compliance with the requirements of the Investment Company Act may hinder our ability to operate solely on the basis of maximizing profits.

Our business depends heavily on our officers and directors.

Our future ability to execute our business plan depends upon the continued service of our President, Andre Forde, President and CEO, William Mobley, Director and Jim Byrd, Director If we lost the services of one or more of our key personnel, or if one or more of our executive officers or employees joined a competitor or otherwise competed with us, our business may be adversely affected. We cannot assure that we will be able to retain or replace our key personnel.

If we are unable to retain the members of our management team or attract and retain qualified management team members in the future, our business and growth could suffer.

Our success and future growth depend, to a significant degree, on the continued contributions of the members of our management team. Each member of our management team is an at-will employee and may voluntarily terminate his or her employment with us at any time with minimal notice. We also may need to hire additional management team members to adequately manage our growing business. We may not be able to retain or identify and attract additional qualified management team members. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. If we lose the services of any member of our management team or if we are unable to attract and retain additional qualified senior management teams, our business and growth could suffer.

Our operating results may continue to be adversely affected as a result of unfavorable market, economic, social and political conditions.

An unstable global economic, social and political environment may have a negative impact on demand for our services, our business and our operations, including the U.S. economic environment. The economic, social and political environment has or may negatively impact, among other things:

●	current and future demand for our services;

●	price competition for our products and services;

RISKS RELATED TO THIS OFFERING

There is no minimum capitalization required in this offering. We cannot assure that all or a significant number of Shares will be sold in this offering. Investors’ subscription funds will be used by us at our discretion, and no refunds will be given if an inadequate amount of money is raised from this offering to enable us to conduct our business. If we raise less than the entire amount that we are seeking in the offering, then we may not have sufficient capital to meet our operating requirements. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors could lose their investment in us. Furthermore, investors who subscribe for Shares in the earlier stages of the offering will assume a greater risk than investors who subscribe for Shares later in the offering as subscriptions approach the maximum amount.

We determined the price of the Shares and Shares arbitrarily. The offering price of the Shares has been determined by management, and bears no relationship to our assets, book value, potential earnings, net worth or any other recognized criteria of value. We cannot assure that price of the Shares and Shares is the fair market value of the Shares or that investors will earn any profit on them.

After the completion of this offering, we may be at an increased risk of securities class action litigation. Historically, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If we were to be sued, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular.  In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

●	our business’ strategies and investment policies;

●	our business’ financing plans and the availability of capital;

●	potential growth opportunities available to our business;

●	the risks associated with potential acquisitions by us;

●	the recruitment and retention of our officers and employees;

●	our expected levels of compensation;

●	the effects of competition on our business; and

●	the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

DILUTION

There will be dilution to any existing third party investors in the Company as a result of this offering.

PLAN OF DISTRIBUTION

We are offering a maximum amount of 1,000,000 of Class “A” Common Stock (“Shares”) at the offering price of $2.00 per share.

All of our Shares are being offered on a “best efforts” basis under Regulation A+ of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The offering will terminate on the earlier of 12 months from the date this Offering Circular is re-qualified for sale by the SEC (which date may be extended for an additional 90 days in our sole discretion) or the date when all Shares have been sold.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $2,000,000 if the entire offering is sold.

We plan to use substantially all of the net proceeds from this offering to continue development of our digital technologies and to grow and expand our current businesses as well as our technology offerings to third party clients. We may also use a portion of the net proceeds for working capital and for other general corporate purposes.

We provide a technology platform to both owned and third party businesses and work with those businesses to achieve growth and operational efficiency.

TERMS OF THE OFFERING

Class “A” Common Stock	We are offering up to 1,000,000 shares of Class “A” Common Stock at an initial price of $2.00 per share.
Use of Proceeds	We estimate that the net proceeds we will receive from this offering will be approximately $2,000,000 if all Shares are sold.

We plan to use substantially all of the net proceeds from this offering to continue to develop our technology, to grow our business and for general working capital.

Liquidity	This is a Tier 2, Regulation A offering where the offered securities will not be listed on a registered national securities exchange upon qualification. This offering is being conducted pursuant to an exemption from registration under Regulation A of the Securities Act of 1933, as amended. After qualification, we may apply for these qualified securities to be eligible for quotation on an alternative trading system or over the counter market, if we determine that such market is appropriate given the structure of the Company and our business objectives. There is no guarantee that the Shares will be publicly listed or quoted or that a market will develop for them. Please review carefully “Risk Factors” for more information.

Subscription Period

The offering will terminate on the earlier of 12 months from the date this Offering Circular is re-qualified for sale by the SEC (which date may be extended for an additional 90 days in our sole discretion) or the date when all Shares and Shares have been sold.

Subscription Procedures

If you decide to subscribe for our Shares in this Offering, you should review your subscription agreement. Completed and signed subscription documents shall be either mailed directly to the Company at Web3 Corporation, 6901 TPC 200, Orlando, Florida 32822, or sent via electronic correspondence to invest@web3corp.ai You shall deliver funds by either check, ACH deposit or wire transfer, pursuant to the instructions set forth in the subscription agreement. If a subscription is rejected, all funds will be returned to subscribers. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Shares or Shares, as applicable, subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase our Shares or Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the ten percent (10%) of net worth or annual income limitation on investment in this Offering.

Investor Suitability Standards

As a Tier II, Regulation A offering, investors must comply with the 10% limitation to investment in the offering, as prescribed in Rule 251. Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, Net Worth is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the donor or grantor is the fiduciary and the fiduciary directly or indirectly provides funds for the purchase of the Shares.

The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you qualify as an Accredited Investor:

(i) You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii) You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase the Shares (please see below on how to calculate your net worth);

(iii) You are an executive officer or general partner of the issuer or a management team or executive officer of the general partner of the issuer;

(iv) You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v) You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi) You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii) You are a trust with total assets in excess of $5,000,000, your purchase of the Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii) You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

BUSINESS

Our Company

Issuer

Web3 Corporation is an Orlando, Fl. based company that operates in the areas of digital technologies including live streaming media and artificial intelligence technologies to help businesses grow and operate more efficiently.

Web3 Corporation was incorporated under the original name Stirling Bridge Group, Inc. and changed its name as of May 2023 to Web3 Corporation, through acquisition of 100% of the assets of Web3corp.com, Inc. Our principal executive offices are located at 6901 TPC Drive, Ste. 200, Orlando, Fl. 32822.

Our Business

Web 3 Corporation, is a digital and artificial technology company that provides technology and related services to businesses to enable them to grow and manage their business more effectively through digital technology, streaming media and artificial intelligence. The Company deploys the technology and services for their own subsidiary companies in targeted industries, as well as to third party client companies.

The Company currently has two subsidiary companies:

Celebrity Cigars, Inc. (“Cigars”) is a cigar media, branding, products and lifestyle company that combines tradition with cutting-edge technology to redefine the cigar lifestyle and experience. Cigars has a basket of diverse offerings which include a feature-rich super app, private labeled manufacturing for personalized selections, a 24/7 streaming cigar channel (CigarTV) for continuous engagement, and exclusive cigar merchandise for consumers.

TestDrive Live, Inc. is a streaming media company offering a unique distribution platform for retail consumer products, pr a 24/7 Livestream Shopping Channel or (LSS), also known as eCommerce, live shopping, live selling, where the customer can make purchases in real-time while a video and host reviewing and demonstrating products is streaming live. The benefits include increased visibility and brand reach, inspiring impulse buying and repeat sales, the opportunity to attract new customers, building long-term brand loyalty, providing a better customer experience and digitalized brick and mortar experience.

We create revenue from a transaction in three (3) ways:

1.	Advertisers on the various streaming television shows that we are in the process of launching (Test Drive Live and CigarTV).

2.	Sale of products as a result of the media reach through the live channels.

3.	Fees from third party companies for the technology and related services we provide to them. These fees may be in the form of up-front fees, ongoing licensing fees, or may at times be in the form of revenue share or equity participation.

We recognize revenue associated with these various revenue streams at the time such revenues are deemed earned in accordance with the particular transaction documents with our client.

DESCRIPTION OF PROPERTY

We do not own any plants or facilities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Statements in the following discussion and throughout this registration statement that are not historical in nature are “forward-looking statements.” You can identify forward-looking statements by the use of words such as “expect,” “anticipate,” “estimate,” “may,” “will,” “should,” “intend,” “believe,” and similar expressions. Although we believe the expectations reflected in these forward-looking statements are reasonable, such statements are inherently subject to risk and we can give no assurances that our expectations will prove to be correct. Actual results could differ from those described in this registration statement because of numerous factors, many of which are beyond our control. These factors include, without limitation, those described under “Risk Factors.” We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect actual outcomes. Please see “Forward Looking Statements” at the beginning of this registration statement.

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto and other financial information appearing elsewhere in this registration statement. We undertake no obligation to update any forward-looking statements in the discussion of our financial condition and results of operations to reflect events or circumstances after the date of this registration statement or to reflect actual outcomes.

Overview

Web3 Corporation is an Orlando, Fl. based company that operates in the areas of digital technologies including live streaming media and artificial intelligence technologies to help businesses grow and operate more efficiently.

Web3 Corporation was incorporated under the original name Stirling Bridge Group, Inc. and changed its name as of May, 2023 to Web3 Corporation, through acquisition of 100% of the assets of Web3corp.com, Inc. Our principal executive offices are located at 6901 TPC Ste. 200, Orlando, Fl. 32822.

Web 3 Corporation, is a digital and artificial intelligence technology company that provides technology and related services to businesses to enable them to grow and manage their business more effectively through digital technology, streaming media and artificial intelligence. The Company deploys the technology and services for their own subsidiary companies in targeted industries, as well as to third party client companies.

The Company currently has two subsidiary companies:

Celebrity Cigars, Inc. (“Cigars”) is a cigar oriented media, branding, products and lifestyle company that combines tradition with cutting-edge technology to redefine the cigar lifestyle and experience. Cigars has a basket of diverse offerings which include a feature-rich super app, private labeled manufacturing for personalized selections, a 24/7 streaming cigar channel (CigarTV) for continuous engagement, and exclusive cigar merchandise for consumers.

TestDrive Live, Inc. is a streaming media company offering a unique distribution platform for retail consumer products, pr a 24/7 Livestream Shopping Channel or (LSS), also known as eCommerce, live shopping, live selling, where the customer can make purchases in real-time while a video and host reviewing and demonstrating products is streaming live. The benefits include increased visibility and brand reach, inspiring impulse buying and repeat sales, the opportunity to attract new customers, building long-term brand loyalty, providing a better customer experience and digitalized brick and mortar experience.

Revenue Recognition

The Company derives its revenue primarily from licensing its technology and related fee based services, advertising and through the sale of related products.

Effective October 3, 2022, the Company adopted Accounting Standards Update ASU 2014-09, Revenue from contracts with Customers - Topic 606, and all subsequent ASUs that modified ASC 606. The Company has elected to apply the standard to all prior periods presented utilizing the full retrospective approach. The implementation of the new standard had no material impact on the measurement or recognition of revenue of current and prior periods presented. In applying judgment, the Company considers customer expectations of performance, materiality, and the core principles of Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers.

The Company recognizes revenue from participation fees under ASC 606. The Company recognizes participation fee revenue at a point in time. The Company generally invoices advertisers and sales from customers the right to consideration becomes unconditional and the Company has no remaining performance obligations associated therewith.

Trends and Uncertainties—COVID-19

We are subject to risks and uncertainties as a result of the COVID-19 pandemic. The extent of the impact of the COVID-19 pandemic on our business is highly uncertain and difficult to predict, as the responses that we, other businesses and governments are taking continue to evolve. Furthermore, capital markets and economies worldwide have also been negatively impacted by the COVID-19 pandemic, and it is possible that it could cause a local and/or global economic recession. Policymakers around the globe have responded with fiscal policy actions to support the economy as a whole. The magnitude and overall effectiveness of these actions remain uncertain.

The severity of the impact of the COVID-19 pandemic on our business will depend on a number of factors, including, but not limited to, the duration and severity of the pandemic and the extent and severity of the impact on the Company’s service providers, all of which are uncertain and cannot be predicted. As of the date of this filing, the extent to which the COVID-19 pandemic may in the future materially impact our financial condition, liquidity or results of operations is uncertain.

Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, as such amount is indexed for inflation every five years by the Securities and Exchange Commission to reflect the change in the Consumer Price Index for All Urban Consumers during its most recently completed fiscal year, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such fiscal year or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company,

●	we present only two years of audited financial statements, plus unaudited condensed financial statements for any interim period, and related management’s discussion and analysis of financial condition and results of operations in our initial registration statement;

●	we avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley;

●	we provide reduced disclosure about our executive compensation arrangements; and

●	we do not require shareholder non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

Results of Operations for 6 month period ended April 30, 2023 (unaudited)

Gross revenue: For the 6 month period ended April 30, 2023, gross revenue was $0.

General and administrative: The Company incurred $61,211 in general and administrative expenses for the 6 month period ended April 30, 2023.

Net loss: Net loss from continuing operations for the 6 month period ended April 30, 2023, was $61,211

The table below sets forth line items from the Company’s unaudited Statements of Operations for the 6 month period ending April 30, 2023

Revenue:
Sales	$-

Total revenue	-

Expenses:
General and administrative expense	(61,211)

Net income (loss) before income taxes	(61,211)

Provision for income taxes	-
Net loss	$(61,211)

Net loss per common share - basic and diluted	$(0.01)
Weighted average shares outstanding - basic and diluted	(0.01)

Liquidity and Capital Resources

As of April 30, 2023, we had cash of $54,889. During the 6 month period ending April 30, 2023, we used approximately $58,211 in cash for operating activities, and were provided $66,100 through financing activities.

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which are prepared in accordance with U.S. generally accepted accounting principles issued by the Financial Accounting Standards Board (“FASB”). The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses during the reporting periods. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in the notes to our financial statements appearing elsewhere in this Offering Document, we believe that the accounting policies discussed below are critical to our financial results and to the understanding of our past and future performance, as these policies relate to the more significant areas involving management’s estimates and assumptions. We consider an accounting estimate to be critical if: (1) it requires us to make assumptions because information was not available at the time or it included matters that were highly uncertain at the time we were making our estimate; and (2) changes in the estimate could have a material impact on our financial condition or results of operations.

Equity-based compensation

None.

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

Directors and Executive Officers

The following table sets forth the name, age, and position of our executive officers and directors. Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our shareholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

Name	Age	Position
Andre Forde	54	President, CEO, Director
William Mobley	60	Director
Jim Byrd	64	Director, CAO/CFO

Andre Forde, (President, CEO) Mr. Forde 25+ years’ experience steering companies from startup to exit. Mr. Forde previously created an all-in-one website builder platform (now known as web.com) which was ultimately acquired by Network Solutions 7 months after launch. During the previous 5 years, Mr. Forde has done the following:

Founder, President and SEO, Social Expression, In., a provider of digital marketing strategies.

William Mobley (Director) Mr. William (Bill) Mobley founded FreeCast, Inc. in 2011 has served as the Chief Executive Officer and Chairman of the board of directors since its inception. FreeCast is one of the largest streaming media aggregation and experimental data platforms. During the previous 5 years, Mr. Mobley has done the following:

Founder, Chairman and CEO of FreeCast Inc., a live streaming media company. 2011-Present

Jim Byrd (Director, CFO,CAO) Mr. Byrd is a veteran corporate and securities attorney and venture capital executive with over 30 years’ experience as an attorney, venture capital executive or advisor. Mr. Byrd has experience in going public and venture capital transactions and has tried cases in both State and Federal Courts, as well as in front of FINRA, the Florida Supreme Court and the U.S. Court of Appeals. During the past 5 years, Mr. Byrd has held the following positions.

Web3Corporation, f/k/a Stirling Bridge Group, Inc. – President and CEO (October 2022 - May 2023), Director, CFO, CAO, (October 2022 - present)

Legion Capital Corporation – Chairman and CEO (2015-2021), Chairman (January 2022 - November 2022)

Byrd Law Group – President (2014-Present)

Family Relationships

There are no family relationships among any of the directors and executive officers.

Involvement in Certain Legal Proceedings

Our directors and officers have not been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Business Conduct and Ethics

To date, we have not adopted a code of business conduct and ethics for our management and employees. We intend to adopt one in the near future.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

Name and Principal Position	Year Ended	Salary ($)	Bonus ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Andre Forde President, CEO	2022	0	0	0	0	0	0	0
William Mobley, Director	2022	0	0	0	0	0	0	0
Jim Byrd, Director, CFO,CAO	2022	0	0	0	0	0	0	0

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings, no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors, executive officers, promoters or control persons during the past ten years.

Employment Agreements

We have not entered into employment agreements with any of our employees, officers and directors.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Principal Stockholders

The following table sets forth information as to the shares of common stock beneficially owned as of June 15, 2023, by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group.  Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the Shares of common stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that any shares of common stock subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. We currently have no options outstanding.

Andre Forde and Carolina Forde (TBE)	2,000,000
William Mobley and Michele Mobley, (TBE)	2,000,000
Jim Byrd (Blue Ridge Capital, LLC)	2,000,000
Total of Officers and Directors as a Group	6,000,000

*	these shares have been purchased and granted, however they are not yet issued by the stock transfer agent.

The Company is using a law firm that is controlled by the Company’s Director, James Byrd, for legal services related to this offering, the cost of which is estimated to be $0.

Outstanding Equity Awards at Fiscal Year End

None

DESCRIPTION OF CAPITAL

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation and our bylaws, which are included as exhibits to the offering statement of which this Offering Circular forms a part.

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0. As of the date of this Offering Circular, there are 6,217,500 shares of our common stock that were purchased, but not yet issued by the transfer agent. The issuance is pending.

Listing and Transfer Agent

Our common stock is not currently listed on any exchange. The transfer agent for our Shares is ClearTrust, LLC.

Limitations on Liability and Indemnification of Officers and Directors

Florida law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Florida law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be. Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Florida law.  We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees, and agents for some liabilities.  We currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties.

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the Shares, but does not purport to be a complete analysis of all potential tax consequences. The discussion is based upon the Code, current, temporary, and proposed U.S. Treasury regulations issued under the Code, or collectively the Treasury Regulations, the legislative history of the Code, IRS rulings, pronouncements, interpretations and practices, and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a Bondholder. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such Bondholder’s particular circumstances or to Bondholders subject to special rules, including, without limitation:

●	A broker-dealer or a dealer in securities or currencies;

●	An S corporation;

●	A bank, thrift or other financial institution;

●	A regulated investment company or a real estate investment trust;

●	An insurance company;

●	A tax-exempt organization;

●	A person subject to the alternative minimum tax provisions of the Code;

●	A person holding the Shares or Redeemable Preferred Stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

●	A partnership or other pass-through entity;

●	A person deemed to sell the Shares or Redeemable Preferred Stock under the constructive sale provisions of the Code;

●	A U.S. person whose “functional currency” is not the U.S. dollar; or

●	A U.S. expatriate or former long-term resident.

In addition, this discussion is limited to persons that purchase the Shares or Redeemable Preferred Stock in this offering for cash and that hold the Shares or Redeemable Preferred Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the effect of any applicable state, local, non-U.S. or other tax laws, including gift and estate tax laws.

As used herein, “U.S. Holder” means a beneficial owner of the Shares or Redeemable Preferred Stock this is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the U.S.;

●	a corporation (or other entity treated as a corporation for US. Federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

●	an estate, the income of which is subject U.S. federal income tax regardless of its source; or

●	a trust (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S persons that have the authority to control all substantial decision of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If an entity treated as a partnership for U.S. federal income tax purposes holds the Shares or Redeemable Preferred Stock, the tax treatment of an owner of the entity generally will depend upon the status of the particular owner and the activities of the entity. If you are an owner of an entity treated as a partnership for U.S. federal income tax purposes, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the Shares or Redeemable Preferred Stock.

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed herein. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Shares or Redeemable Preferred Stock or that any such position would not be sustained.

ADDITIONAL INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, as amended, with respect to the Shares and Shares offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Shares and Shares offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

EXPERTS

The Company relies on the audit report Accell Audit & Compliance P.A., of Tampa, Florida, for the fiscal year ended October 31, 2022.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando, Florida on June 30, 2023.

Web3 Corporation

By:	/s/ Andre Forde
Andre Forde
President, CEO, Director

By.	/s/ William Mobley
Director

By	/s/ Jim Byrd
Director, CFO and CAO

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Stirling Bridge Group Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Stirling Bridge Group, Inc. (the Company) as of October 31, 2022, and the related statements of operations, shareholders’ deficit, and cash flows from inception (October 3, 2022) through year ended October 31, 2022, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2022, and the results of its operations and its cash flows from inception (October 3, 2022) through year ended October 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2022.

Tampa, Florida

November 9, 2022

Except for Note 8 as to which the date is June 26, 2023.

3001 N. Rocky Point Dr. East, Suite 200 ● Tampa, Florida 33607 ● 813.367.3527

Stirling Bridge Group Inc

Balance Sheet

October 31, 2022

Assets
Current assets:
Cash	$47,000
Prepaid services	3,000

Total assets	$50,000

Liabilities and Shareholders’ Deficit

Liabilities:
Note payable, related party	$50,000

Total liabilities	50,000

Commitments and contingencies (note 7)

Shareholders’ deficit:
Common stock, no par value, 100,000,000 shares authorized, and 0 issued and outstanding at October 31, 2022	-

Common stock to be issued	125

Deficit	(125)

Total shareholders’ deficit	-
Total liabilities and shareholders’ deficit	$50,000

See accompanying notes to audited financial statements.

Stirling Bridge Group Inc

Statement of Operations

For the period from Inception (October 3, 2022) through year ended October 31, 2022

Revenue:
Sales	$-

Total revenue	-

Expenses:
General and administrative expense	125

Net income (loss) before income taxes	(125)

Provision for income taxes	-
Net loss	$(125)

Net loss per common share - basic and diluted	$(0.00)
Weighted average shares outstanding - basic and diluted	0

See accompanying notes to audited financial statements.

Stirling Bridge Group Inc

Statement of Changes in Shareholders’ Deficit

	No par-value Common Stock		Common stock to be issued		Shareholders’
	Shares	Amount	Shares	Amount	Deficit	Totals
October 3, 2022 (Inception)	-	$-	-	$-	$-	$-

Shares to be issued for cash	-	-	2,000,000	125	-	125

Net loss	-	-	-	-	(125)	(125)

October 31, 2022	-	$-	2,000,000	$125	$(125)	$-

See accompanying notes to audited financial statements.

Stirling Bridge Group Inc

Statement of Cash Flows

For the period from Inception (October 3, 2022) through year ended October 31, 2022

Operating activities:
Net income (loss)	$(125)
Changes in operating assets and liabilities
Prepaid expenses	(3,000)
Net cash from operating activities:	(3,125)

Financing activities
Proceeds from note payable – related party	50,000
Proceeds on common stock to be issued	125
Net cash from financing activities	50,125

Net increase (decrease) in cash	47,000
Cash-beginning	-
Cash-ending	$47,000

Supplemental Cash Flow Information:
Cash paid for interest	$-
Cash paid for income taxes	$-

See accompanying notes to audited financial statements.

Stirling Bridge Group Inc

Notes to the Financial Statements

NOTE 1: BUSINESS

Stirling Bridge Group Inc, incorporated on October 3, 2022, in the State of Florida. Stirling is an Orlando, Fl. based company that operates in the areas of debt-based venture capital and specialty finance for small and medium sized businesses. We provide debt financing and services to small and medium sized businesses to help those businesses grow and meet their business objectives.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements of Stirling Bridge Group Inc (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the Securities and Exchange Commission (“SEC”). In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position presented have been reflected herein.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three (3) months or less to be cash equivalents.

Cash accounts are insured at the Federal Deposit Insurance Corporation limits of $250,000 per bank. At no time since the formation of the Company has such bank balances exceeded the federally insured limits.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company had no revenue during the audited period.

The Company intends to derive its revenue primarily from secured lending to emerging companies, business owners and entrepreneurs in select industries. The main sources of revenues are, facility fees, due diligence fees, interest income, origination fees and participation fees as well as the equity gain on negotiated equity positions.

The Company will recognize revenue from its loan business in accordance with ASC 310-20. The Company includes facility fees, origination fees and due diligence fees as part of interest income and those fees are recognized and amortized over the life of the loan.

Effective October 3, 2022, the Company adopted Accounting Standards Update ASU 2014-09, Revenue from contracts with Customers - Topic 606, and all subsequent ASUs that modified ASC 606. The implementation of the new standard had no material impact on the measurement or recognition of revenue of current and prior periods presented. Interest income revenue including facility fees, origination fees and due diligences fees are outside the scope of ASC 606. Contracts are valued at a fixed price at inception and do not include any variable consideration or financing components in our normal course of business. In applying judgment, the Company considers customer expectations of performance materiality and the core principles of Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers.

The Company recognizes revenue from participation fees under ASC 606. The Company recognizes participation fee revenue at a point in time. The Company generally invoices customers for participation fees at such time as the right to consideration becomes unconditional and the Company has no remaining performance obligations associated therewith.

Stirling Bridge Group Inc

Notes to the Financial Statements

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

FASB ASC 825, Disclosure about Fair Value of Financial Instruments, requires disclosure of the fair value of financial instruments when it is practical to estimate. Management believes the carrying values of cash and cash equivalents, accounts receivable, business loans receivable, investments, assets held for sale, accounts payable, accrued expenses and notes payable are reasonable estimates of their fair value because of their short-term nature and interest rates.

Income Taxes

The Company accounts for income taxes under the provisions of ASC 740 Accounting for Income Taxes, which requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information. A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Deferred income taxes are also recognized for carry-forward losses which can be utilized to offset future taxable income. A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the net deferred tax assets will not be realized. The Company evaluates its valuation allowance requirements based on projected future operations. When circumstances change and cause a change in management’s judgment about the recoverability of deferred tax assets, the impact of the change on the valuation is reflected in current income. Income tax expense is comprised of the sum of current income tax plus the change in deferred tax assets and liabilities.

Earnings (loss) Per Share

Basic earnings (loss) per common share is computed based on the weighted average number of shares of all classes of common stock outstanding during the period. Diluted earnings per common share is computed based on the weighted average number of common shares outstanding during the period increased, when applicable, by dilutive common stock equivalents. When the Company has a net loss, dilutive common stock equivalents are not included as they would be anti-dilutive

Recently Issued Accounting Pronouncements

Recent accounting pronouncements that the Company has adopted or that will be required to adopt in the future are summarized below.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The amendments introduce an impairment model that is based on expected credit losses (“ECL”), rather than incurred losses, to estimate credit losses on certain types of financial instruments (ex. loans and held to maturity securities), including certain off-balance sheet financial instruments (ex. commitments to extend credit and standby letters of credit that are not unconditionally cancellable). The ECL should consider historical information, current information, and reasonable and supportable forecasts, including estimates of prepayments, over the contractual term. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. Financial instruments with similar risk characteristics may be grouped together when estimating the ECL. The ASU also amends the current available for sale security impairment model for debt securities whereby credit losses relating to available for sale debt securities should be recorded through an allowance for credit losses. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The amendments will be applied through a modified retrospective approach, resulting in a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. The Company is currently planning for the implementation of this accounting standard. It is too early to assess the impact this guidance will have on the Company’s financial statements. The Company will adopt ASU No. 2016-13 on the December 31, 2024, financial statements and the interim periods during the year ending December 31, 2024.

Stirling Bridge Group Inc

Notes to the Financial Statements

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is part of the FASB’s initiative to reduce complexity in accounting standards. The ASU eliminates certain exceptions to the general principles of ASC 740, Income Taxes, and simplifies income tax accounting in several areas. The standard is effective for fiscal periods beginning after December 15, 2020, with early adoption permitted. The Company adopted this ASU as of October 3, 2022.

The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3: LIQUIDITY AND GOING CONCERN

The Company has ended the audit period with $47,000 in cash and has no concerns for liquidity.

NOTE 4: NOTE PAYABLE – RELATED PARTIES

As of October 3, 2022, the Company had an unsecured note payable with a director of the company in the aggregate amount of $50,000, with interest at 5% per annum and a maturity date of October 15, 2024, at which time all accrued unpaid interest and principal are due.

NOTE 5: RELATED PARTY TRANSACTIONS

In 2022, Jim Byrd, Director, made a $50,000 loan to the Company to cover startup cost and immediate operating capital. The loan was for 24 months with interest at 5% per annum.

Stirling Bridge Group Inc

Notes to the Financial Statements

NOTE 6: COMMITMENTS AND CONTINGENCIES

Legal Proceedings

The Company is not presently a party to any legal proceedings the resolution of which the Company believes would have a material adverse effect on its business, financial condition, operating results, or cash flows. However, legal proceedings are subject to inherent uncertainties, and an unfavorable outcome could include monetary damages, and excessive verdicts can result from litigation, and as such, could result in a material adverse impact on its business, financial position, results of operations, and /or cash flows.

NOTE 7: INCOME TAXES

The Company did not provide any Federal and State income tax for the years ended October 31, 2022, due to the Company’s net loss carryforward.

Deferred tax assets and liabilities reflect the effects of tax losses, credits, and the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Future taxable income is expected to be subject to a federal tax rate of 21% and a state tax rate of 5.5%.

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the years ended October 31, 2022:

Year ended October 31
2022
Federal statutory rate	21.0%
State statutory rate	5.5%
Valuation allowance	(26.5)%
Effective tax rate	(0.0)%

As of October 31, 2022, the Company did not record a deferred tax asset due to the materiality of the loss carryforward.

NOTE 8: SUBSEQUENT EVENTS

In accordance with ASC 855 “Subsequent Events,” Company management reviewed all material events through the date this report was issued and the following subsequent events took place.

1. On May 2023, the Company acquired 100% of the assets of Web3 Corporation, a technology company that provides technology and services to growing companies. In conjunction with such acquisition, the Company has filed to change its name to Web3Corporation. The Company issued 2 million shares to Mr. Andre Forde in exchange for 100% of the assets of Web3 and Mr. Forde will become President and CEO of the Company following the filing of the Form 1-SA for the Company. Once the Form 1-SA is filed, the new officers and directors for the Company will be:

Andre Forde, President, CEO and Director

William Mobley, Director

Jim Byrd, Director

2. On May 2023, the Company acquired 100% of the common stock of Celebrity Cigars, Incorporated, a lifestyle company targeted to cigar enthusiasts. The Company will launch CigarTV, a 24 hour live streaming cigar channel in the coming weeks. This acquisition was in exchange for technology and services to be provided to Celebrity Cigars, Inc.

3. On May 2023, the Company acquired 75% of the common stock of Test Drive Live, Inc. a company that is in the process of launching a live streaming media channel under the name Test Drive Live. This acquisition was for technology and services to be provided to Test Drive Live, Inc.

Stirling Bridge Group Inc n/k/a Web3 Corporation

Balance Sheet (unaudited)

April 30, 2023
Assets
Current assets:
Cash	$54,889
Loans Receivable	238,394

Total assets	$293,283

Liabilities and Shareholders’ Deficit

Liabilities:
Note payable, related party@5%	$10,000

Total liabilities	10,000

Commitments and contingencies (note 7)

Shareholders’ deficit:
Common stock, no par value, 100,000,000 shares authorized, and 4,207,450 to be issued	344,619

Deficit	(61,336)

Total shareholders’ equity	283,283
Total liabilities and shareholders’ equity	$293,283

See accompanying notes to unaudited financial statements.

Web3 Corporation

Statement of Operations (unaudited)

For the period November 1, 2022, through April 30, 2023
Revenue:
Sales	$-
Total revenue	-

Expenses:
General and administrative expense	(61,211)

Net income (loss) before income taxes	(61,211)

Provision for income taxes	-
Net loss	$(61,211)

Net loss per common share - basic and diluted	$(0.01)
Weighted average shares outstanding - basic and diluted	(0.01)

See accompanying notes to audited financial statements.

Web3 Corporation

Statement of Changes in Shareholders’ Equity (unaudited)

	No par-value Common Stock		Common stock to be issued		Shareholders’
	Shares	Amount	Shares	Amount	Deficit	Totals
October 31, 2022	-	$-	2,000,000	$125	$(125)	$-

Shares to be issued for cash	-	-	207,450	106,100	-	106,100
Shares to be issued for assigned note receivable	-	-	2,000,000	238,394	-	238,394
Net loss	-	-	-		(61,211)	(61,211)

April 30, 2023	-	$-	4,207,450	$344,619	$(61,336)	$283,283

See accompanying notes to unaudited financial statements.

Web3 Corporation

Statement of Cash Flows (unaudited)

For the period from November 1, 2022, through April 30, 2023
Operating activities:
Net income (loss)	$(61,211)
Change in operating assets and liabilities:
Prepaid expenses	3,000

Net cash from operating activities	(58,211)

Financing activities:
Proceeds from issuance of common stock	106,100
Payments on notes payable	(40,000)

Net cash from financing activities	66,100

Net increase in cash	$7,889
Beginning cash	$47,000
Cash ending	$54,889
Noncash investing/financing activities:
Common stock for assignment of note receivable (to be issued)	$238,394
Supplemental Information:
Cash paid for interest	$-
Cash paid for income taxes	$-

See accompanying notes to unaudited financial statements.

Web3 Corporation

Notes to the Financial Statements

NOTE 1: BUSINESS

Web3 Corporation was incorporated under the original name Stirling Bridge Group, Inc. and changed its name as of May, 2023 to Web3 Corporation, in preparation for the acquisition of 100% of the assets of Web3corp.com, Inc. Our principal executive offices are located at 6901 TPC Ste. 200, Orlando, Fl. 32822.  It is also the parent company to Celebrity Cigars, Inc. and Test Drive Live, Inc.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements of Web3 Corporation (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the Securities and Exchange Commission (“SEC”). In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position presented have been reflected herein.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three (3) months or less to be cash equivalents.

Cash accounts are insured at the Federal Deposit Insurance Corporation limits of $250,000 per bank. At no time since the formation of the Company has such bank balances exceeded the federally insured limits.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Business Loans Receivable

In accordance with the guidance of Accounting Standards Codification (ASC) Topic 942, Financial Services - Depository and Lending, the Company reports loans and trade receivables not held for sale on the date of the financial statements at their outstanding principal balances, reduced by deferred origination and facilities fees and an allowance for loan losses. The allowance for loan losses was $0 as of April 30, 2023.

The primary credit quality indicators are paired to changes in overall market/industry valuations as well as changes in more specific pledged collateral valuations to evaluate a performing and non-performing business loans receivable on an individual basis. Business loans receivable are considered as non-accrual or past due status on an individual basis. When an asset or investment becomes distressed due to changes in industry valuation, business valuations and ability to generate cash flow or repay debt, each distressed or non-performing asset is evaluated on an individual case by case basis for restructuring and/or liquidation, and at that time an estimated allowance is recorded.

The Company reviews each loan and updates its market analysis, appraisals, and other valuation information and at the end of each accounting period the Company conducts a full review of all loans and their respective valuations internally.

The Company’s policy on nonaccrual loans is as follows: (a) determine whether the principal balance of the loan will not be collectible; (b) if deemed the principal to be collectible (secured by collateral and/or guarantees), then the payment is first applied to late fees and other charges; (c) any amounts in excess of late fees and other charges are then applied to any interest that would be due and any remaining amount is applied to principal; (d) if the loan is deemed to not be collectible, then the payment is applied to principal.

Revenue Recognition

The Company had no revenue during the unaudited period.

The Company intends to derive its revenue primarily from advertisers and producer sales business owners and entrepreneurs in select industries.

The Company will recognize revenue from.

Effective October 3, 2022, the Company adopted Accounting Standards Update ASU 2014-09, Revenue from contracts with Customers - Topic 606, and all subsequent ASUs that modified ASC 606. The implementation of the new standard had no material impact on the measurement or recognition of revenue of current and prior periods presented. Interest income revenue including facility fees, origination fees and due diligences fees are outside the scope of ASC 606. Contracts are valued at a fixed price at inception and do not include any variable consideration or financing components in our normal course of business. In applying judgment, the Company considers customer expectations of performance materiality and the core principles of Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers.

The Company recognizes revenue from participation fees under ASC 606. The Company recognizes participation fee revenue at a point in time. The Company generally invoices customers for participation fees at such time as the right to consideration becomes unconditional and the Company has no remaining performance obligations associated therewith.

Web3 Corporation

Notes to the Financial Statements

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

FASB ASC 825, Disclosure about Fair Value of Financial Instruments, requires disclosure of the fair value of financial instruments when it is practical to estimate. Management believes the carrying values of cash and cash equivalents, accounts receivable, business loans receivable, investments, assets held for sale, accounts payable, accrued expenses and notes payable are reasonable estimates of their fair value because of their short-term nature and interest rates.

Income Taxes

The Company accounts for income taxes under the provisions of ASC 740 Accounting for Income Taxes, which requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information. A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Deferred income taxes are also recognized for carry-forward losses which can be utilized to offset future taxable income. A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the net deferred tax assets will not be realized. The Company evaluates its valuation allowance requirements based on projected future operations. When circumstances change and cause a change in management’s judgment about the recoverability of deferred tax assets, the impact of the change on the valuation is reflected in current income. Income tax expense is comprised of the sum of current income tax plus the change in deferred tax assets and liabilities.

Earnings (loss) Per Share

Basic earnings (loss) per common share is computed based on the weighted average number of shares of all classes of common stock outstanding during the period. Diluted earnings per common share is computed based on the weighted average number of common shares outstanding during the period increased, when applicable, by dilutive common stock equivalents. When the Company has a net loss, dilutive common stock equivalents are not included as they would be anti-dilutive.

Recently Issued Accounting Pronouncements

Recent accounting pronouncements that the Company has adopted or that will be required to adopt in the future are summarized below.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The amendments introduce an impairment model that is based on expected credit losses (“ECL”), rather than incurred losses, to estimate credit losses on certain types of financial instruments (ex. loans and held to maturity securities), including certain off-balance sheet financial instruments (ex. commitments to extend credit and standby letters of credit that are not unconditionally cancellable). The ECL should consider historical information, current information, and reasonable and supportable forecasts, including estimates of prepayments, over the contractual term. An entity must use judgment in determining the relevant information and estimation methods that are appropriate in its circumstances. Financial instruments with similar risk characteristics may be grouped together when estimating the ECL. The ASU also amends the current available for sale security impairment model for debt securities whereby credit losses relating to available for sale debt securities should be recorded through an allowance for credit losses. For an emerging growth company, the amendments in the update are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The amendments will be applied through a modified retrospective approach, resulting in a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. The Company is currently planning for the implementation of this accounting standard. It is too early to assess the impact this guidance will have on the Company’s financial statements. The Company will adopt ASU No. 2016-13 on the December 31, 2024, financial statements and the interim periods during the year ending December 31, 2024.

Web3 Corporation

Notes to the Financial Statements

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is part of the FASB’s initiative to reduce complexity in accounting standards. The ASU eliminates certain exceptions to the general principles of ASC 740, Income Taxes, and simplifies income tax accounting in several areas. The standard is effective for fiscal periods beginning after December 15, 2020, with early adoption permitted. The Company adopted this ASU as of October 3, 2022.

The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3: LIQUIDITY AND GOING CONCERN

The Company has ended the period with $54,889 in cash and has no concerns for liquidity.

NOTE 4: NOTE PAYABLE – RELATED PARTIES

As of April 30, 2023, the Company had an unsecured note payable with a director of the company in the aggregate amount of $10,000, with interest at 5% per annum and a maturity date of October 15, 2024, at which time all accrued unpaid interest and principal are due.

NOTE 5: RELATED PARTY TRANSACTIONS

In 2022, Jim Byrd, Director, made a $50,000 loan to the Company to cover startup cost and immediate operating capital. The Company repaid $40,000 of that loan, as of April 30, 2023, the balance is $10,000.

NOTE 6: COMMITMENTS AND CONTINGENCIES

Legal Proceedings

The Company is not presently a party to any legal proceedings the resolution of which the Company believes would have a material adverse effect on its business, financial condition, operating results, or cash flows. However, legal proceedings are subject to inherent uncertainties, and an unfavorable outcome could include monetary damages, and excessive verdicts can result from litigation, and as such, could result in a material adverse impact on its business, financial position, results of operations, and /or cash flows.

NOTE 7: INCOME TAXES

The Company did not provide any Federal and State income tax for the year ended October 31, 2022, due to the Company’s net loss.

Deferred tax assets and liabilities reflect the effects of tax losses, credits, and the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Future taxable income is expected to be subject to a federal tax rate of 21% and a state tax rate of 5.5%.

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the years ended October 31, 2022:

Year ending October 31, 2022

Federal statutory rate	21%
State statutory rate	5.5%
Valuation allowance	(26.5)%
Effective tax rate	0.0%

As of October 31, 2022, the Company did not record a deferred tax asset due to the materiality of the loss carryforward.

Web3 Corporation

Notes to the Financial Statements

NOTE 8: EQUITY TRANSACTIONS

The Company has been assigned a note receivable in the amount of $238,394 for a non-cash transaction in exchange for common stock. The Company has agreed to issue 2,000,000 shares of common stock for the assignment of the note receivable which the company deems fully collectable.

NOTE 9: BUSINESS LOANS RECEIVABLE

Business loans receivable of $238,394 are secured, along with annual interest rate of 12%, with maturity dates through April 30, 2024. The balance of the allowance for credit losses as of April 30, 2023, was $0. The following table summarizes the maturity dates:

Business loans receivable due on or before April 30, 2024	$238,394
Business loans receivable due after April 30, 2024	-
Gross business loans receivable	238.394
Less deferred interest and origination fees	-
Less allowance for credit losses	-
$238,394

The following table presents the Company’s credit quality indicators as of April 30, 2023:

Investment Value
Performing loans	$238,394

Non-performing loans	$-

Total loans	$238,394

NOTE 10: SUBSEQUENT EVENTS

In preparing these financial statements, management has evaluated events and transactions for potential recognition or disclosure through April 30, 2023, the date the financial statements were available to be issued. In preparing these financial statements, management has evaluated events and transactions for potential recognition or disclosure through May 30, 2023, the date the financial statements were available to be issued.

1. On May 2023, the Company acquired 100% of the assets of Web3 Corporation, a technology company that provides technology and services to growing companies. In conjunction with such acquisition, the Company has filed to change its name to Web3Corporation. The Company issued 2 million shares to Mr. Andre Forde in exchange for 100% of the assets of Web3 and Mr. Forde will become President and CEO of the Company following the filing of the Form 1-SA for the Company. Once the Form 1-SA is filed, the new officers and directors for the Company will be:

Andre Forde, President, CEO and Director

William Mobley, Director

Jim Byrd, Director

2. On May 2023, the Company acquired 100% of the common stock of Celebrity Cigars, Incorporated, a lifestyle company targeted to cigar enthusiasts. The Company will launch CigarTV, a 24 hour live streaming cigar channel in the coming weeks. This acquisition was in exchange for technology and services to be provided to Celebrity Cigars, Inc.

3. On May 2023, the Company acquired 75% of the common stock of Test Drive Live, Inc. a company that is in the process of launching a live streaming media channel under the name Test Drive Live. This acquisition was for technology and services to be provided to Test Drive Live, Inc.

The company is not aware of any events or transactions that would impact the financial statements.

Index to Exhibits

Exhibit No.	Description of Exhibit
2.1	Articles of Incorporation (incorporated by reference to Exhibit 2.1).
2.3	ByLaws (incorporated by reference to Exhibit 2.3).
11.1	Consent of Independent Registered Public Accounting Firm.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe the information contained within this Form 1-A is true and correct to the best of its knowledge and belief and has duly signed this Form 1-A in Orlando, Florida on June 30, 2023.

By:	/s/ Andre Forde, President and CEO

By:	/s/ William Mobley, Director

By:	/s/ Jim Byrd, Director, CFO and CAO